UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 30, 2004
(Date of earliest event reported)

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
(Exact Name of Registrant as specified in charter)

          Delaware                                                            000-26749                                                       11-2581812
         (State or other                                                 (Commission                                           (I.R.S. Employer
 Jurisdiction of Incorporation)                                 File Number)                                    Identification Number)

26 Harbor Park Drive, Port Washington, New York 11050
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (516) 626-0007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Registrant’s Chairman of the Board, Chief Executive Officer and President, James J. Bigl, resigned as Chief Executive Officer and President of Registrant. Mr. Bigl remains the Chairman of the Board of Registrant and shall serve as a Consultant to the Company pursuant to the terms of his amended Employment Agreement dated June 14, 2004. The terms of his amended Employment Agreement provide for a consulting period commencing immediately following his employment period and shall continue for a period of two years at an annual consulting fee of $125,000. The Agreement also contains non-competition and non-solicitation provisions effective during the consulting period and for two and three years, respectively, after his consulting period has terminated.

    (c)        Effective August 30, 2004, the Company has appointed James F. Smith, 55, as Chief Executive Officer and President of the Company. The terms of Mr. Smith’s Employment Agreement provide for an employment term of two years at a base salary of $325,000 per year with eligibility for 75% of his base salary as an annual cash bonus, as well as a $600 per month car allowance and additional long term incentive compensation equal to 50% of his salary. In addition, Mr. Smith has been granted 100,000 options.

        Prior to accepting the position at the Company, Mr. Smith served as senior vice president of healthcare services and government relations at CVS Corporation. Mr. Smith’s responsibilities spanned pharmacy network management, pharmacy operations, pharmacy sales, strategic pharmacy relationships and initiatives, State and Federal government relations, and pharmacy information systems.  From 1999 to 2000, he served as senior vice president of e-commerce at Eckerd Corporation, and from 1997 to 1999, he served as senior vice president of managed care operations at Eckerd Services. Mr. Smith has also served as vice president of managed care operations at TDI Managed Care. His other positions include vice president of Express Pharmacy Service operations, and vice president of loss prevention and operational audit at Thrift Drug.

        Mr. Smith, a licensed pharmacist, has held several industry leadership positions including Chairman of National Association of Chain Drug Stores (NACDS) Policy Council and NACDS Pharmacy Committee.  He was a member of the board of directors of Pharmaceutical Care Management Association (PCMA) and served as its chairman.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2004

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. By: /s/ Stuart F. Fleischer —————————————— Stuart F. Fleischer Chief Financial Officer